UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 – 1090 West Georgia Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6E 3V7

(Zip Code)

Registrant’s telephone number, including area code:  (236) 521-0583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2016, Michael Evans resigned as a director of Rise Resources Inc. (the “Company”).  Mr. Evans’ resignation was not due to any disagreement with the Company regarding its operations, policies, practices or otherwise.

On the same date, the Board of Directors of the Company appointed John D. Anderson to fill both the director vacancy and the audit committee vacancy resulting from Mr. Evans’ resignation.

John D. Anderson

John Anderson holds a B.A. from the University of Western Ontario and is the co-founder of Aquastone Capital Advisors LP, a U.S.-based gold investment fund.  With over 15 years’ experience in the capital markets, Mr. Anderson's specialty is identifying undervalued opportunities in the resource industry and investing capital into these situations.  He has been involved in a number of small-cap companies, providing financing, investor relations, and corporate development services.  Throughout his career, Mr. Anderson has raised in excess of $500 million in equity for a number of public and private companies in the United States, Canada and Europe.

Mr. Anderson’s capital markets, operational and exploration industry expertise led the Company to the conclusion that he should serve as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2016

RISE RESOURCES INC.

/s/ Fred Tejada
Fred Tejada
President, Director